                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of I-Flow Corporation on Form S-8 and the related prospectus of our report dated February 21, 2001, appearing in the Annual Report on Form 10-K of I-Flow Corporation for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
October 8, 2001